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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2009

NITROMED, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation	000-50439 (Commission File Number)	22-3159793 (IRS Employer Identification No.)
45 Hayden Avenue, Suite 3000 Lexington, Massachusetts (Address of Principal Executive Offices)		02421 (Zip Code)

Registrant's telephone number, including area code: (781) 266-4000

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

        On January 27, 2009, NitroMed, Inc. ("NitroMed"), Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, NTMD Parent Acquisition Corp. (collectively, "Deerfield"), and NTMD Acquisition Corp. ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Funds affiliated with Deerfield beneficially own approximately 11% of NitroMed's common stock.

        Under the Merger Agreement, Merger Sub will be merged with and into NitroMed (the "Merger"), with NitroMed continuing after the Merger as the surviving corporation and a wholly-owned subsidiary of Deerfield. At the effective time of the Merger, each outstanding share of NitroMed common stock will be converted into the right to receive $.80 per share in cash, subject to adjustment for net cash balances. In addition, all outstanding options to purchase NitroMed common stock will become vested in full prior to the effective time of the Merger. Any option not exercised prior to the effective time of the Merger will be cancelled in exchange for cash in an amount equal to the excess, if any, of the merger consideration per share of common stock over the exercise price of the option, multiplied by the number of shares of common stock underlying the option.

        NitroMed entered into the Merger Agreement following the recommendation and approval of a special committee of the board of directors and the full board of directors, which both determined that the terms and conditions of the Merger Agreement were superior to the terms of both (1) the Purchase and Sale Agreement, dated October 22, 2008, by and between NitroMed and JHP Pharmaceuticals, LLC (the "JHP Agreement") and (2) the Agreement and Plan of Merger, dated November 18, 2008, by and among NitroMed, Newport Acquisition Corp. and Archemix Corp. (the "Archemix Agreement"). The Merger is expected to be completed by April 2009.

        The Merger Agreement includes a "go-shop" provision that allows NitroMed to solicit, negotiate and evaluate competing acquisition proposals during a post-signing period ending on February 26, 2009. There is no assurance that the "go-shop" provision will result in a competing proposal.

        The Merger Agreement contains customary representations, warranties and covenants including, among others, covenants relating to (1) using commercially reasonable efforts to obtain the requisite approvals of the stockholders of NitroMed to the Merger and related transactions and (2) NitroMed's conduct of business during the period between the date of signing the Merger Agreement and the closing of the Merger.

        The Merger Agreement provides each of NitroMed and Deerfield with specified termination rights. If the Merger Agreement is terminated under circumstances specified in the Merger Agreement, NitroMed will be required to reimburse Deerfield for its documented fees and expenses associated with the Merger Agreement and the transactions contemplated by the Merger Agreement, up to a maximum of $750,000.

        NitroMed's and Deerfield's obligations to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including (1) requisite approval of the Merger by NitroMed's stockholders, (2) the absence of any order or injunction preventing the consummation of the Merger or any legal requirement that makes the consummation of the Merger illegal, (3) obtaining any required governmental authorizations or consents and (4) determination of NitroMed's final net cash in accordance with the Merger Agreement. Each party's obligation to consummate the Merger is also subject to other specified customary conditions, including (1) the accuracy of the representations and warranties of the other party, subject to an overall material adverse effect qualification and (2) material compliance by the other party with its covenants.

        The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholder Agreements

        In connection with the execution of the Merger Agreement, NitroMed entered into Stockholder Agreements with certain funds affiliated with HealthCare Ventures LLC and Deerfield, together owning or controlling an aggregate of approximately 18% of NitroMed's common stock (the "Stockholder Agreements"), pursuant to which, among other things, each of the funds (1) agreed to vote its shares of NitroMed common stock in favor of adoption of the Merger Agreement and approval of the Merger and related transactions, (2) in the case of HealthCare Ventures, granted to Deerfield a proxy to vote HealthCare Ventures' shares of NitroMed common stock in favor of adoption of the Merger Agreement and approval of the Merger, and in the case of Deerfield, granted to NitroMed a proxy to vote Deerfield's shares of NitroMed common stock in favor of adoption of the Merger Agreement and approval of the Merger, (3) agreed not to transfer its shares of NitroMed common stock prior to the expiration of the Stockholder Agreement and (4) agreed not to solicit proposals relating to alternative transactions or enter into discussions in connection with proposals for alternative transactions.

        The foregoing description of the Stockholder Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Stockholder Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

        NitroMed plans to file with the SEC and mail to its stockholders a proxy statement in connection with the proposed merger with Deerfield. The proxy statement will contain important information about NitroMed, the proposed merger and related matters. Investors and security holders of NitroMed are urged to read the proxy statement carefully when it is available.

        Investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger (when it is available) and other documents filed with the SEC by NitroMed through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the proxy statement for the proposed merger (when it is available) by contacting NitroMed, Inc., Attn: Secretary, 45 Hayden Avenue, Suite 3000, Lexington, MA 02421.

        NitroMed and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transaction contemplated by the merger agreement with Deerfield. Information regarding NitroMed's directors and executive officers is contained in NitroMed's Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and its proxy statement dated April 16, 2008, both of which are filed with the SEC. As of December 31, 2008, NitroMed's directors and executive officers, and funds affiliated with such individuals, owned approximately 33% of NitroMed's common stock. A more complete description of the interests of NitroMed's directors and officers will be available in the proxy statement relating to the proposed merger.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

        Statements in this document regarding the proposed merger with Deerfield, including without limitation the expected timetable for completing the transaction and the amount of cash per share NitroMed's stockholders will receive in the merger, and any other statement about NitroMed's management team's future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans,"

"could," "anticipates," "expects," "estimates," "plans," "should," "target," "will," "would" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability of NitroMed and Deerfield to complete the proposed merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the closing set forth in the merger agreement; and other factors described in NitroMed's Annual Report on Form 10-K for the year ended December 31, 2007 and NitroMed's Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, each as filed with the SEC, as well as the other filings that NitroMed makes with the SEC.

        In addition, the statements in this document reflect NitroMed's expectations and beliefs as of the date of this release. NitroMed anticipates that subsequent events and developments will cause its expectations and beliefs to change. However, while NitroMed may elect to update these forward-looking statements publicly at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing NitroMed's views as of any date after the date of this Current Report on Form 8-K.

Item 1.02    Termination of a Material Definitive Agreement.

        In connection with and prior to entering into the Merger Agreement discussed above, NitroMed terminated the Archemix Agreement and paid Archemix Corp. a termination fee of $1,500,000 in accordance with the terms of the Archemix Agreement. NitroMed also and terminated the JHP Agreement and paid JHP Pharmaceuticals, LLC a termination fee of approximately $900,000 in accordance with the terms of the JHP Agreement.

        For a description of the terms and conditions of the Archemix Agreement that are material to NitroMed, please see the description of the Archemix Agreement set forth in NitroMed's Current Report on Form 8-K filed on November 18, 2008, which is incorporated herein by reference. For a description of the terms and conditions of the JHP Agreement that are material to NitroMed, please see the description of the JHP Agreement set forth in NitroMed's Current Report on Form 8-K filed on October 23, 2008, which is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

  (b)
  On January 27, 2009, Kevin G. Sarney, NitroMed's Principal Accounting Officer, notified NitroMed of his decision to resign as principal accounting officer contingent and effective upon the closing of the proposed Merger.

Item 9.01.    Financial Statements and Exhibits

  (d)
  Exhibits

        See Exhibit Index attached hereto.

 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITROMED, INC.
Date: January 28, 2009	By:	/s/ KENNETH M. BATE Kenneth M. Bate President, Chief Executive Officer and Interim Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 27, 2009, by and among NitroMed, Inc., Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situations Fund, L.P., Deerfield Special Situations Fund International Limited, NTMD Parent Acquisition Corp. and NTMD Acquisition Corp.(1)
10.1	Form of Stockholder Agreement and a schedule of signatories thereto

(1)
The schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. NitroMed will furnish copies of any of such schedules to the SEC upon request.

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  Item 1.01 Entry into a Material Definitive Agreement.
IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS
  Item 1.02 Termination of a Material Definitive Agreement.
  Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
  Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX